Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-______) on Form S-8 of our report dated March 6, 2013, relating to our audits of the consolidated financial statements of Document Security Systems, Inc. as of and for the years ended December 31, 2012 and 2011, which appears in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2013.

We also consent to the reference to our firm under the captions "Experts".

/s/ FREED MAXICK CPAs, P.C.

Buffalo, New York

August 28, 2013